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                                                                    Exhibit 23.5


                         INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 1 to Registration Statement No. 333-51011 of Citadel Communications Corporation of our report dated March 28, 1997 (relating to the consolidated financial statements of Tele-Media Broadcasting Company and Its Partnership Interests) appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the headings "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP


Pittsburgh, Pennsylvania
June 8, 1998